McGladrey & Pullen, LLP
Certified Public Accountants



Exhibit 23.1






Consent of Independent Registered Public Accounting Firm


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 pertaining to the QCR Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 33-77420) and Stock Option Plan (File No. 33-78024) of our reports dated January 27, 2006 relating to our audits of QCR Holdings, Inc.'s December 31, 2005 consolidated financial statements and internal control over financial reporting and to the reference to our Firm under the caption "experts" contained therein.


/s/ McGladrey & Pullen, LLP

Davenport, Iowa
March 13, 2006




McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.